UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):March 24, 2014

LIBERATED ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-171046	27-4715504
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 Burtons Road
Marlton, New Jersey		08053
(Address of principal executive offices)		(Zip Code)

1 (609) 707-1519
Registrant’s telephone number, including area code:

______________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Enter into a Material Definitive Agreement.

On March 24, 2014, the Company entered into a Professional Consulting Services Agreement with The Industrial Hemp and Medical Marijuana Consulting Company, Inc., a wholly owned subsidiary of Hemp, Inc. (OTC:HEMP) for consulting services in the industrial Hemp/Medical Marijuana Industry for Seven Million, Two Hundred Thousand Common Restricted Shares of Stock and One Hundred Dollars monthly for each term of the Agreement with said stock and cash being made payable to Hemp, Inc.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 31, 2014, the Company issued a press release entitled "Hemp, Inc. (OTC:HEMP) Facilitates Largest Order Yet for Liberated Energy's Guard Lite Security Lighting System."

The information in this Current

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
10.1	Professional Consulting Services Agreement with The Industrial Hemp and Medical Marijuana Consulting Company, Inc., a wholly owned subsidiary of Hemp, Inc. (OTC:HEMP) dated March 24, 2014
99.1	Press Release - "Hemp, Inc. (OTC:HEMP) Facilitates Largest Order Yet for Liberated Energy's Guard Lite Security Lighting System."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2014	LIBERATED ENERGY, INC.

	By:	/s/ Frank Pringle
Frank Pringle
Chief Executive Officers